Exhibit.1

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree only one statement containing information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Class B Common Stock of Bio-Rad Laboratories, Inc.

Dated: November 14, 2013

/s/ Alice N. Schwartz
Alice N. Schwartz, individually

/s/ Norman D. Schwartz
Norman D. Schwartz, individually

/s/ Steven D. Schwartz
Steven D. Schwartz, individually

BLUE RAVEN PARTNERS, L.P.

/s/ Alice N. Schwartz
Alice N. Schwartz, General Partner

ALICE N. SCHWARTZ REVOCABLE TRUST

/s/ Alice N. Schwartz
Alice N. Schwartz, Trustee